                              RESTRUCTURE AGREEMENT

     This RESTRUCTURE  AGREEMENT (this "Agreement"),  dated as of June 15, 2003, is entered into by and among Americana Publishing,  Inc., a Colorado corporation
("Company"), Advantage Fund I, LLC, ("Advantage").

                               W I T N E S S E T H

     WHEREAS,  on or about  April 1, 2002,  the  investors  named on  Schedule 1 hereto  (the  "Original  Investors")  made  several  loans to the Company in the principal  aggregate amount of Two Hundred Forty Thousand Dollars  ($240,000) in the individual amounts set forth on Schedule 1 hereto (the "Loans");

     WHEREAS,  in connection with the Loans,  the Company caused to be issued to the  Original  Investors  warrants to purchase  shares of the  Company's  Common
Stock,  including  certain  "Class A Warrants,"  certain  "Class B Warrants" and other warrants (collectively, the "Warrants");

     WHEREAS,  the  Loans and  Warrants  are  evidenced  by  certain  documents, including  as follows:  12% Senior  Secured  Convertible  Debenture  and Warrant
Purchase  Agreements,   Note  and  Warrant  Purchase   Agreements,   Convertible
Promissory  Notes  (the  "Promissory  Notes"),  12% Senior  Secured  Convertible
Debentures (the  "Debentures"),  the Warrants,  and certain  Registration Rights
Agreements (collectively, the "Financing Documents");

     WHEREAS,  Advantage  has purchased all right and title to the Loans and the
Warrants  from the Original  Investors,  and has obtained  assignments  from the
Original Investors as to the Loans, the Warrants,  and the Financing  Documents,
pursuant to certain purchase  agreements  entered into by and between  Advantage and the Original Investors (collectively, the "Assignment Agreements");

     WHEREAS,  Company and Advantage have agreed to enter into this  Restructure
Agreement to acknowledge  the Assignment  Agreements,  to amend the terms of the
Loans, and exercise and/or cancel certain Warrants;

     NOW, THEREFORE, for valuable consideration,  the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

     A. REPLACEMENT OF FINANCING DOCUMENTS

          1.  Replacement  Debenture.  All  documents  evidencing  the Loans are hereby  cancelled,  superseded  and  replaced  in  their  entirety  by  the
     Debenture attached hereto as Exhibit A (the "Replacement Debenture"). As of
     June 15, 2003,  the parties agree there is a compromised  amount of $97,195 owing in accrued interest,  penalties,  fees,  liquidated damages and other costs and expenses  incurred  and/or  accrued.  Accordingly,  the principal amount of the Replacement  Debenture reflects the original principal amount
     of  the  Loans  of  $240,000  and  a  recapitalization   of  the  foregoing
     compromised amount, for a total new principle amount of $337,195.

          2. Replacement Registration Rights Agreement. All documents evidencing rights of  registration  are hereby  cancelled,  superseded and replaced in their entirety by the  Registration  Rights  Agreement  attached  hereto as
     Exhibit B (the "Replacement Registration Rights Agreement").

          3. Financing Documents. As a result of the foregoing,  and pursuant to the terms and conditions of this Agreement,  the Financing  Documents,  and each of them,  are hereby  cancelled and rescinded in their  entirety,  and replaced  entirely  and  exclusively  by this  Agreement  and the  Exhibits hereto.

     B. WARRANTS

          1. Class A Warrants.  Advantage  hereby elects to exercise that number of Class A Warrants  pursuant to a cashless  exercise pursuant to Section 4 of the  Class A  Warrants  resulting  in a net  election  in the  amount of
     22,142,848 shares of restricted Common Stock of Company (the "Shares"), and the Company hereby agrees to deliver a certificate  representing the Shares at the Closing (defined below).

          2.  Subscription of Shares.  In connection with the foregoing  warrant exercise and purchase of the Shares,  Advantage  hereby makes the following representations and warranties to Company:

               2.1. Advantage is an "accredited  investor" within the meaning of
          Regulation D under the Securities Act of 1933 (the "Securities  Act").
          The  undersigned  has  received  or has  had  full  access  to all the information it considers  necessary or appropriate to make an informed investment  decision  with  respect  to the  exercise  of the  Class A
          Warrants  and  acquisition  of  the  Shares.   Advantage  has  had  an
          opportunity  to ask  questions  and receive  answers  from the Company regarding the Company's business, management and financial affairs and the terms  and  conditions  of the  Warrant  and to obtain  additional information (to the extent the Company  possessed such  information or could acquire it without  unreasonable effort or expense) necessary to verify any  information  furnished to the  undersigned or to which the undersigned had access.

               2.2.  Advantage has  substantial  experience  in  evaluating  and investing in securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the
          Company and has the capacity to protect its own  interests.  Advantage understands  it must bear the economic risk of this  investment  until the  Shares  are  sold  pursuant  to  (i)  an  effective  registration statement  under  the  Securities  Act,  or  (ii)  an  exemption  from registration becomes available.

               2.3.  Advantage  is  exercising  the Class A Warrants for its own account and for investment only, and not as a nominee or agent and not with a view towards or for resale in connection  with  distribution of the Shares.

               2.4.  Advantage  represents  that by  reason  of  its,  or of its management's,  business and financial experience,  it has the capacity to evaluate the merits and risks of its  investment in the Company and to protect its own  interests in  connection  with the exercise of the
          Class A Warrants and acquisition of the Shares.

          3.  Cancellation  of  All  Other  Warrants.  In  consideration  of the foregoing, Advantage hereby cancels, voids and rescinds any and all Class A
     Warrants not otherwise exercised pursuant to paragraph B.2 above, all Class
     B  Warrants,  and any and all  other  warrants  granted  or  issued  to the
     Original Investors or Advantage.

          4.  Proxy.  Advantage  hereby  grants an  irrevocable  proxy to George
     Lovato  for a period  of 270 days  from  the  date of this  Agreement  with respect to the Shares.

          5. Indemnity.  All original Warrants,  Debentures and Promissory Notes will be promptly  surrendered  to the Company.  Advantage  hereby agrees to indemnify  and hold  harmless  Company  from and against any and all claims asserted by or on behalf of the Original  Investors  regarding the Warrants and the Loans.

     C. REGISTRATION RIGHTS

          1.  Advantage  expressly  authorizes  and  instructs  the  Company  to withdraw the Form SB-2 Registration  Statement filed on July 16, 2002, with the Securities and Exchange Commission,  and waives and releases Company of
     any  liability  related  to  or  arising  under  any  previously   existing
     Registration Rights Agreement.

          2. Company and Advantage shall enter into the Replacement Registration
     Rights Agreement.

     D. REPRESENTATIONS AND WARRANTIES OF ADVANTAGE

         Advantage hereby represents and warrants to Company that:

          1. The  execution,  delivery,  and  performance  of this  Agreement is within its company  powers,  and has been duly  authorized by all necessary company action.

          2.  Advantage  owns all right and  title to the  Financing  Documents, including  specifically  the Loans and Warrants,  and has full authority to enter into terms,  conditions,  waivers,  and  amendments set forth in this
     Agreement, and in the attached Exhibits.

     E. CONDITIONS TO CLOSING

          The satisfaction of each of the following shall constitute  conditions precedent to the  effectiveness  of this  Agreement and each and every provision hereof:

          1. The  representations and warranties in this Agreement shall be true and correct in all respects on and as of the date hereof.

          2. This  Agreement  shall  have  been duly  executed  by  Company  and
     Advantage,  and copies of such  signatures  shall have been provided to one another.

          3. Company  shall have  received all  original  Class A Warrants,  all original  Class B  warrants,  and all  other  such  warrants  issued to the
     Original  Investors  as may be in the  possession,  custody  or  control of
     Advantage.

          4. Closing.  Upon confirmation of the foregoing conditions to closing, the  Company  shall as soon as  practicable  thereafter  issue or cause its transfer  agent to issue  certificates  representing  the  Shares  with the appropriate restrictive legends.

     F. MISCELLANEOUS.

          1. This  Agreement  shall be governed by and  construed in  accordance with  the  laws of the  State  of New York  without  giving  effect  to its conflicts-of-laws  principles (other than any provisions thereof validating the choice of the laws of the State of New York as the governing law).

          2. The  recitals  set forth at the  beginning  of this  Agreement  are incorporated herein and made a part hereof.  This Agreement,  and the terms and  provisions  hereof  (including,  without  limitation,  the  recitals),
     constitute  the  entire   agreement   between  the  Company  and  Advantage
     pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous  amendments relating to the subject matter hereof. Under no
     circumstances   shall  prior  drafts  of  this  Agreement  be  utilized  in interpreting  the rights or  obligations  of the parties  hereunder  or the transactions  contemplated hereby. This Agreement has been prepared jointly by the parties  hereto and any  uncertainty  or ambiguity  existing  herein shall  not be  interpreted  against  either  party,  but  according  to the application of rules of interpretation of contracts, if such an uncertainty or  ambiguity  exists.  To the  extent  any  terms  or  provisions  of this
     Agreement  conflict  with  those  of  the  Replacement   Debenture  or  the
     Replacement Registration Rights Agreement, the terms and provisions of this
     Agreement shall control.

          3. This Agreement may be executed in any number of  counterparts,  all of which taken  together shall  constitute one and the same  instrument and any of the parties  hereto may execute  this  Agreement by signing any such counterpart.  Delivery  of an executed  counterpart  of this  Agreement  by telefacsimile  shall be equally as  effective  as  delivery  of an original executed  counterpart of this Agreement.  Any party  delivering an executed counterpart  of this  Agreement  by  telefacsimile  also  shall  deliver an original executed counterpart of this Agreement, but the failure to deliver
     an  original   executed   counterpart   shall  not  affect  the   validity,
     enforceability, and binding effect of this Agreement.

          4.  Company's  address  for the  purpose of  delivery of notices is as follows:

                                    Attn: George Lovato
                                    Americana Publishing, Inc.
                                    303 San Mateo NE, Suite 104A
                                    Albuquerque, New Mexico 87108
                                    Fax: (505) 265-0632

         With a copy to:

                                    Attn:  Addison Adams, Esq.
                                    Richardson & Patel LLP
                                    10900 Wilshire Boulevard, Suite 500
                                    Los Angeles, California 90403
                                    Fax: (310) 208-1154

          Advantage's  address  for the  purpose  of  delivery  of notices is as follows:

                                    Bob Press, President
                                    Knightsbridge Capital
                                    2999 NE 191st Street, Penthouse Two
                                    N. Miami Beach, Florida 33180

          5. This Agreement cannot be altered,  amended,  changed or modified in any respect or particular unless each such alteration, amendment, change or modification  shall have been  agreed to by each of the parties and reduced to writing in its entirety and signed and delivered by each party.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

                                                        AMERICANA PUBLISHING, INC.

                                         By:
                                                            George Lovato, President

                                                        ADVANTAGE FUND I, LLC
                                                        -----------------------------

                                                   By:
                                                            Robert Press, President

                                   SCHEDULE 1

                               ORIGINAL INVESTORS

Name                                                                                     Principal Amount

Gulf Coast Advisors, Ltd.                                                                         $25,000
BG Holdings, LLC                                                                                  $75,000
Karim Amiryani                                                                                    $20,000
Tel-Pro Marketing, Inc.                                                                           $20,000
Douglas W. Jordan                                                                                 $10,000
Douglas W. Jordan, CPA, Defined Benefit Pension Plan                                              $15,000
Norman A. Ross                                                                                     $5,000
Vestcom, Ltd.                                                                                     $35,000
Stranco Investments, Ltd.                                                                         $35,000

Total                                                                                            $240,000

                                    EXHIBIT A

                              REPLACEMENT DEBENTURE